UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 26, 2017

OWC Pharmaceutical Research Corp.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

OWC Pharmaceutical Research Corp. (the "Registrant") is reporting the issuance on June 27, 2017 of the attached press release, announcing that its wholly-owned, Israel-based subsidiary, One World Cannabis Ltd (OWC), has filed a patent application with the United States Patent and Trademark Office for its active cannabinoid-based topical cream. This new patent application follows the previously filed "provisional"" patent application. The added protection that this patent application should provide for OWC's intellectual property will enable OWC to accelerate its ongoing discussions and negotiations regarding scientific, medical and commercial collaboration, based upon the fact that OWC's topical cream is ready for marketing and commercial exploitation.

Reference is made to the full text of the press release filed as Exhibit 99.1 herewith.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated June 27, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By: /s/ Mordechai Bignitz
Name: Mordechai Bignitz
Title: Chief Executive Officer

Date: June 27, 2017